Exhibit 99.3

CHITTENDEN CORPORATION and GRANITE STATE BANKSHARES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2002

	CHITTENDEN (CHZ) HISTORICAL	GRANITE STATE BANKSHARES (GSB) HISTORICAL					PRO FORMA CHZ and GSB COMBINED

			PRO FORMA ADJUSTMENTS

			DR		CR

	(In Thousands)
ASSETS
Cash and Cash Equivalents	$192,142	$25,112			129,267	(2)	$87.987
Securities Available For Sale	1,497,111	396,970	5,371	(3)			1,899,452
Securities Held to Maturity	0	5,005	366	(1)	5,371	(3)	0
FHLB stock	17,030	8,271					25,301
Loans Held for Sale	94,874	19,611					114,485
Loans:
Commercial	568,224	37,398	1,071	(2)			606,693
Municipal	77,820	2,641					80,461
Real Estate:
Residential	861,706	365,911	9,209	(2)			1,236,826
Commercial	1,103,897	184,346	6,861	(2)			1,295,104
Construction	85,512	13,358					98,870

Total Real Estate	2,051,115	563,615	16,070				2,630,800
Consumer	276,704	5,622					282,326

Total Loans	2,973,863	609,276	17,141				3,600,280
Less: Allowance for Loan Losses	(48,197)	(7,968)					(56,165)

Net Loans	2,925,666	601,308	17,141				3,544,115
Accrued Interest Receivable	27,992	7,241					35,233
Other Real Estate Owned	158	0					158
Other Assets	35,270	16,590					51,860
Premises and Equipment, Net	57,074	17,957					75,031
Mortgage Servicing Rights	8,491	1,421					9,912
Intangible Assets	9,479	3,420	15,959	(2)			28,858
Goodwill	55,257	7,356	138,850	(2)			201,463

Total Assets	$4,920,544	$1,110,262	$177,687		$134,638		$6,073,855

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand deposits	$684,077	$111,798					$795,875
Savings deposits	400,616	88,913					489,529
NOW and money market deposits	2,118,539	323,523					2,442,062
Time Deposits less than $100,000	691,467	196,608			3,472	(2)	891,547
Time Deposits $100,000 and over	231,393	39,822					271,215

Total Deposits	4,126,092	760,664			3,472		4,890,228
Borrowings	173,654	253,721			8,827	(2)	436,202
Company obligated, mandatorily redeemable securities of subsidiary trust	125,000	0					125,000
Accrued Expenses and Other Liabilities	77,006	4,884			8,199	(2)	90,089

Total Liabilities	4,501,752	1,019,269	0		20,498		5,541,519

Stockholders’ Equity:
Common Stock - $1 Par Value	35,749	6,790	6,790	(2)	4,288	(2)	40,037
Surplus	145,190	37,906	37,906	(2)	109,256	(2)	254,446
Retained Earnings	294,944	62,644	62,644	(2)			294,944
Treasury Stock - At Cost	(85,382)	(19,418)	(19,418	(2)			(85,382)
Accumulated Other Comprehensive Income	24,289	3,731	3,731	(2)			24,289
Directors deferred compensation to be settled in stock	4,052	0					4,052
Unearned Portion of Employee Restricted Stock	(50)	(660)	(660	)(2)			(50)

Total Stockholders’ Equity	418,792	90,993	90,993		113,544		532,336

Total Liabilities and Stockholders’ Equity	$4,920,544	$1,110,262	$90,993		134,042		$6,073,855

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(In thousands, except share and per share data)

	HISTORICAL CHITTENDEN (CHZ)	OCEAN NATIONAL BANK (7)	PRO FORMA ADJUSTMENTS		SUBTOTAL	HISTORICAL GRANITE (GSBI)	PRO FORMA ADJUSTMENTS		CHZ and GSBI COMBINED

Interest Income:
Interest on Loans	$194,121	$2,455			$196,576	$46,284	$(5,493	)(5)	$237,367
Investment Securities	64,898	456			$65,354	17,322			82,676

Total Interest Income	259,019	2,911			$261,930	63,606	$(5,493)		320,043
Interest Expense:
Deposits	58,813	700			59,513	14,493	(2,442	)(5)	71,564
Borrowings	7,591	21			7,612	9,419	(1,667	)(5)	15,364

Total Interest Expense	66,404	721			67,125	23,912	(4,109)		86,298
Net Interest Income	192,615	2,190			194,805	39,694	$(1,384)		233,115
Provision for Loan Losses	8,331	150			8,481	325			8,806

Net Interest Income after Provision for Loan Losses	184,284	2,040			186,324	39,369	$(1,384)		224,309
Noninterest Income:
Investment Management Income	15,601	0			15,601	0			15,601
Service Charges on Deposit Accounts	16,026	199			16,225	3,096			19,321
Gains on Sales of Mortgage Loans, Net	10,068	21			10,089	3,597			13,686
Merchant Services & Credit Card Income, Net	3,656	0			3,656	0			3,656
Insurance Commissions, net	3,733	0			3,733	1,797			5,530
Other	15,976	110			16,086	3,302			19,388

Total Noninterest Income	65,060	330			65,390	11,792			77,182

Noninterest Expense:
Salaries & Benefits	88,073	822			88,895	16,721			105,616
Net Occupancy Expense	19,526	193			19,719	4,702			24,421
Other Real Estate owned, income & expense, net	(293)	—			(293)	0			(293)
Amortization of intangibles	1,279	—	(113	)(7)	1,392	339	(1,545	)(4)	3,389
Other	42,959	316			43,275	9,175	2,789	(1)	49,670

Total Noninterest Expense	151,544	1,331	(113)		152,988	30,937	1,244		182,681

Income Before Income Taxes	97,800	1,039	(113)		98,726	20,224	(140)		118,810
Income Tax Expense (Benefit)	34,155	358			34,513	7,845	(54)		42,304

Net Income	$63,645	$681	$(113)		$64,213	$12,379	$(86)		$76,506

Earnings Per Share
Basic	$1.98				$2.00	$2.41			$2.10
Diluted	1.96				$1.98	2.32			2.08
Weighted average common shares outstanding	32,105,864				32,105,864	5,142,851			36,393,769
Weighted average common and common equivalent shares outstanding	32,495,402				32,495,402	5,335,712			36,783,307

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

          The unaudited pro forma combined financial information is based on the following adjustments and related assumptions. The actual purchase accounting adjustments will be made on the basis of appraisals and evaluations as of the effective date of the merger, and therefore, may differ from those reflected in the unaudited pro forma combined financial information.

NOTE 1

          The acquisition has been accounted for as a purchase business combination. Accordingly, pro forma financial information presented herein assumes that the merger was consummated as of the beginning of the earliest period presented. Certain reclassifications have been made to the accounts of Granite in the accompanying unaudited pro forma combined balance sheet and Statements of operations to conform to Chittenden’s presentation. Pro forma results from continuing operations presented in the unaudited pro forma statement of operations do not reflect nonrecurring items of income and expense resulting directly from the merger, including $2.8 million of transaction costs expensed by Granite.

          The unaudited pro forma financial information does not give effect to any cost savings in connection with the acquisition.

NOTE 2

          The pro forma stockholders’ equity accounts of Chittenden have been adjusted to reflect the issuance of shares of Chittenden common stock in exchange for 50% of the outstanding shares of Granite common stock. The 4,287,905 shares of Chittenden common stock issued pursuant to the acquisition of Granite are based on one-half of the 5,229,151 net Granite shares outstanding as of December 31, 2002 and the exchange ratio of 1.64 shares of Chittenden common stock for each share of Granite stock. Consideration paid for the remaining 2,614,576 shares will be paid in cash at $46 per share totaling approximately $120.3 million plus cash paid out to settle Granite’s outstanding stock options of approximately $7.8 million.

          Purchase accounting adjustments assumed for purposes of these pro forma financial statements include a core deposit intangible equal to approximately 4% of the non-time deposit portion of Granite’s deposit base and a loan fair value adjustment of approximately 2.6% of outstanding loan balances at December 31, 2002.

(In thousands)

Cash paid for Granite common shares	$120,270
Cash paid for Granite stock options	7,814
Transaction costs	1,183

Total cash paid	129,267
Common shares issued	113,544

Total Purchase Price	242,811
GSBI equity	(90,993)
Core Deposit Intangible	(15,959)
Deferred tax liability related to CDI	6,383
Fair Value adjustment – Loans	(17,141)
Fair Value adjustment – Investments	(366)
Fair Value adjustment – CDs	3,472
Fair Value adjustment – Borrowings	8,827
Accrued expenses	1,816

Unidentified Intangible – Goodwill	$138,850

NOTE 3

          To reclassify Granite’s securities held to maturity portfolio to available for sale.

NOTE 4

          To record amortization of core deposit intangibles recorded in Note 2 for the year ended December 31, 2002, on a ten-year straight-line basis.

NOTE 5

          To record the estimated amortization of the loans and deposits fair value adjustments. Fair value adjustments for loans and borrowings are amortized on a level-yield basis using estimated weighted average lives of 1 to 6 years, while the deposits fair value adjustment is amortized ratably as the related time deposits mature over 5 years.

	Weighted Average Life (in months)	For the Twelve Months Ended December 31, 2002 (In thousands)

Loans
Commercial	19	711
Residential Real Estate	76	1,454
Commercial Real Estate	26	3,328

		5,493
Deposits
Time deposits	62	2,442
Borrowings	70.5	1,667

NOTE 6

          Included in the accompanying unaudited pro forma condensed combined financial statements are the following entities and businesses, as described below, that Chittenden acquired since January 1, 2002:

          Ocean National Bank (ONB)

          Actual operating results of these entities and businesses are only included in Chittenden historical results as of the date of the acquisition, as discussed below.

          On February 28, 2002, Chittenden acquired Ocean National Corporation, headquartered in Kennebunk, Maine and its subsidiary Ocean National Bank (ONB) for $53.25 million in cash. The transaction has been accounted for as a purchase and, accordingly, the operations of ONB are included in Chittenden’s consolidated financial statements from the date of acquisition. The historical financial results of Chittenden as shown in the accompanying unaudited pro forma combined statement of operations for the year ended and as of December 31, 2002 include the actual results of ONB only for the period from its acquisition date, February 28, 2002 to December 31, 2002. For purposes of deriving the pro forma combined company results, the actual results of ONB from January 1, 2002 to February 28, 2002 are included in the Ocean National Bank column of the accompanying combined statements of income.

The following pro forma adjustments were made for the above acquisition.

DESCRIPTION	AMOUNT Increase (Decrease) Income)

(in thousands)
To record amortization of ONB core deposit intangible for the two month period from January 1, 2002 to February 28, 2002.	$(113)